EXHIBIT 99.1

NEWS RELEASE                        For immediate release
California Resources Corporation Announces Functional Realignment and Streamlining of Leadership Team
Santa Clarita, California, January 21, 2021 – California Resources Corporation (NYSE: CRC) (the “Company”) announced today that it is reducing the size of its leadership team and realigning several functions as it focuses on efficiency and cost reductions. The Company is eliminating leadership positions in the areas of public affairs, exploration and development, investor relations and finance, and implementing the following functional realignment: (1) reporting to Mac McFarland (interim CEO) will be Francisco Leon (Chief Financial Officer), Mike Preston (Chief Administrative Officer and General Counsel), Shawn Kerns (Executive Vice President, Operations and Engineering), and Carlos Contreras (Senior Vice President, Commercial); (2) Mr. Leon’s functional responsibilities will include finance and planning, reserves, business development, investor relations and supply chain; (3) Mr. Preston will have responsibility for legal, IT, human resources and government and external affairs; (4) Mr. Kerns will have responsibility for all aspects of operations and development; and (5) Mr. Contreras will lead the marketing function. These organizational changes, when fully implemented, are expected to reduce the Company’s run rate costs by approximately $8 million per year (representing a 22% reduction in senior leadership team costs)1 and result in one-time charges of approximately $5 million.
Mr. McFarland said “This streamlined leadership team is the first step in better positioning the Company to focus on implementing additional cost reductions, maintaining our capital discipline and asset rationalization through our full-scale Business Review. We will continue to maintain our focus on safe and environmentally responsible operations as we implement changes to the Company’s organization and strategic direction.”
Investor Presentation Available
The Company today posted an updated investor presentation to the Investor Relations page of its website at www.crc.com.
Forward-Looking Statement Disclosure
All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.
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1    Calculations based on 2020 run rate at target. “Senior leadership team” consists of Vice Presidents and more senior positions, including the CEO position.

All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.
The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the Company’s business, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequently filed Quarterly Reports on Form 10-Q.
About California Resources Corporation
California Resources Corporation is the largest oil and natural gas exploration and production company in California. The Company operates exclusively within the State of California, applying complementary and integrated infrastructure to gather, process and market its production. Using advanced technology, the Company focuses on safely and responsibly supplying affordable energy for California by Californians.

CRC Contacts:

Joanna Park (Investor Relations) (818) 661-3731 Joanna.Park@crc.com	Margita Thompson (Media) (818) 661-6015 Margita.Thompson@crc.com

Source: California Resources Corporation